Exhibit 99.2

Best Brands of Tennessee Press Release dated April 22, 2024

American Rebel Reaches Distribution Agreement with Best Brands of Tennessee for American Rebel Beer

Nashville, TN, April 22, 2024 (GLOBE NEWSWIRE) — American Rebel Holdings, Inc. (NASDAQ: AREB) (“American Rebel” or the “Company”), a designer, manufacturer, and marketer of branded safes, personal security and self-defense products and apparel, and American Rebel Beer ( www.americanrebelbeer.com ), is proud to announce a distribution agreement with Best Brands Inc ( www.bestbrandsinc.com ) for the state of Tennessee.

“We are excited to work with Best Brands to distribute American Rebel Beer throughout my home state of Tennessee, “ said Andy Ross, Chief Executive Officer of American Rebel. “We already have commitments from some legendary bars in the historic entertainment district in Nashville, as well as retail outlets, venues and music festivals throughout the state. Having American Rebel Beer available on Broadway in Nashville will introduce our beer to patriots from all over the country as Broadway is a one-of-a-kind must-see attraction for Nashville’s visitors. Launching America’s Patriotic, God-Fearing, Constitution-Loving, National Anthem Singing, Stand Your Ground Beer into the marketplace is a primary goal of our current Reg A+ offering and having American Rebel Light Beer available in the state of Tennessee helps deliver on that goal. Interested investors 18 years or older can log onto our public offering website at http://invest.americanrebel.com and subscribe to the offering.”

Best Brands will begin distributing American Rebel Light Beer as soon as product can be integrated into the Best Brands network . This agreement will make American Rebel Beer available to locations and customers within Best Brands’ territory statewide in Tennessee.

This is an important partnership between American Rebel Beer and Best Brands Inc., who both have deep roots in Tennessee. Best Brands’ history began when Manuel Eskind started Capital Distributing, a wholesale wine and spirits distribution company in 1939, when prohibition was repealed in the state of Tennessee. Manuel was granted license #3 for the state. In 1983, an opportunity arose for the grandchildren of Manuel to start their own distribution company, and Best Brands Inc. was born. Since then, Best Brands has established itself as a dominant player in the Tennessee market with three climate-controlled warehouse spaces totaling over 200,000 sq ft. Best Brands is still a family-owned and operated business with the fourth generation of the family actively involved in the business.

About Best Brands Inc.

Best Brands Inc. is a leading distributor of wines, spirits and beer, with four primary coverage areas of western Tennessee, middle Tennessee, southeastern Tennessee and northeastern Tennessee. Best Brands is a major force in the Tennessee market with an experienced management team and a sales staff second to none. Best Brands’ people’s devotion to promoting and growing their brands, both on-premise and off-premise, separates them from their competition.

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About American Rebel Holdings, Inc.

American Rebel Holdings, Inc. (NASDAQ: AREB) has operated primarily as a designer, manufacturer and marketer of branded safes and personal security and self-defense products and has recently transitioned into the beverage industry through the introduction of American Rebel Beer. The Company also designs and produces branded apparel and accessories. To learn more, visit www.americanrebel.com and www.americanrebelbeer.com . For investor information, visit www.americanrebel.com/investor-relations.

The Reg A Offering will be made by means of the Offering Circular. The securities offered by American Rebel are highly speculative. Investing in shares of American Rebel involves significant risks. The investment is suitable only for persons who can afford to lose their entire investment. Furthermore, investors must understand that such investment could be illiquid for an indefinite period of time. No public market currently exists for the securities, and if a public market develops following the offering, it may not continue. American Rebel intends to list the Series C Preferred Stock offered under Offering Circular on Nasdaq Capital Market and doing so entails significant ongoing corporate obligations including but not limited to disclosure, filing and notification requirements, as well compliance with applicable continued quantitative and qualitative listing standards. The listing of the Company’s Series C Preferred Stock on Nasdaq Capital Market is not a condition of the Company’s proceeding with the Public Offering, and no assurance can be given that our application to list on Nasdaq Capital Market will be approved or that an active trading market for our Series C Preferred will develop. For additional information on American Rebel, the Offering and any other related topics, please review the Offering Statement that can be found at: https://www.sec.gov/Archives/edgar/data/1648087/000149315224009903/form253g2.htm. Additional information concerning risk factors related to the Offering, including those related to the business, government regulations, intellectual property and the offering in general, can be found in the section titled “Risk Factors” of the Offering Statement.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. American Rebel Holdings, Inc., (NASDAQ: AREB; AREBW) (the “Company,” “American Rebel,” “we,” “our” or “us”) desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. The words “forecasts” “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements primarily on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include continued increase in revenues, actual receipt of funds under the Reg A Offering, effects of the offering on the trading price of our securities, implied or perceived benefits resulting from the receipt of funds from the offering, actual launch timing and availability of American Rebel Beer, our ability to effectively execute our business plan, and the Risk Factors contained within our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2023. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:

info@americanrebel.com

Investor Relations:

Brian Prenoveau

MZ North America

+1 (561) 489-5315

AREB@mzgroup.us

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